                                                                    Exhibit 10.1



                         CREDIT AND GUARANTY AGREEMENT

                         DATED AS OF SEPTEMBER 5, 2002

                                     AMONG

                                  KROLL INC.,

                       CERTAIN SUBSIDIARIES OF KROLL INC.,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
           AS SOLE LEAD ARRANGER, SOLE BOOK RUNNER, SYNDICATION AGENT,
                    COLLATERAL AGENT AND ADMINISTRATIVE AGENT

                      BEAR STEARNS CORPORATE LENDING INC.,
                           AS CO-DOCUMENTATION AGENT,

                                       AND

               CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH,
                            AS CO-DOCUMENTATION AGENT


            --------------------------------------------------------
                  $100,000,000 SENIOR SECURED CREDIT FACILITIES
            --------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                      Page
SECTION 1. DEFINITIONS AND INTERPRETATION.......................................................................         2
           1.1. DEFINITIONS.....................................................................................         2
           1.2. ACCOUNTING TERMS................................................................................        35
           1.3. INTERPRETATION, ETC.............................................................................        36
SECTION 2. LOANS AND LETTERS OF CREDIT..........................................................................        36
           2.1. TERM LOANS......................................................................................        36
           2.2. REVOLVING LOANS.................................................................................        37
           2.3. ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN............................        38
           2.4. PRO RATA SHARES; AVAILABILITY OF FUNDS..........................................................        42
           2.5. USE OF PROCEEDS.................................................................................        43
           2.6. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES...................................        43
           2.7. INTEREST ON LOANS...............................................................................        44
           2.8. CONVERSION/CONTINUATION.........................................................................        46
           2.9. DEFAULT INTEREST................................................................................        46
           2.10. FEES...........................................................................................        47
           2.11. SCHEDULED INSTALLMENTS.........................................................................        48
           2.12. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS....................................................        49
           2.13. MANDATORY PREPAYMENTS..........................................................................        50
           2.14. APPLICATION OF PREPAYMENTS/REDUCTIONS..........................................................        51
           2.15. GENERAL PROVISIONS REGARDING PAYMENTS..........................................................        52
           2.16. [RESERVED.]....................................................................................        53
           2.17. RATABLE SHARING................................................................................        53
           2.18. MAKING OR MAINTAINING EURODOLLAR RATE LOANS....................................................        54
           2.19. INCREASED COSTS; CAPITAL ADEQUACY..............................................................        56
           2.20. TAXES; WITHHOLDING, ETC........................................................................        57
           2.21. OBLIGATION TO MITIGATE.........................................................................        59
           2.22. DEFAULTING LENDERS.............................................................................        60
           2.23. REMOVAL OR REPLACEMENT OF A LENDER.............................................................        61
SECTION 3. CONDITIONS PRECEDENT AND SUBSEQUENT..................................................................        62
           3.1. CONDITIONS PRECEDENT TO CLOSING DATE............................................................        62
           3.2. CONDITIONS PRECEDENT TO EACH CREDIT EXTENSION...................................................        67
           3.3. CONDITIONS SUBSEQUENT TO CLOSING DATE...........................................................        68
SECTION 4. REPRESENTATIONS AND WARRANTIES.......................................................................        69
           4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION......................................        69
           4.2. CAPITAL STOCK AND OWNERSHIP.....................................................................        69
           4.3. DUE AUTHORIZATION...............................................................................        70
           4.4. NO CONFLICT.....................................................................................        70
           4.5. GOVERNMENTAL CONSENTS...........................................................................        70
           4.6. BINDING OBLIGATION..............................................................................        70
           4.7. HISTORICAL FINANCIAL STATEMENTS.................................................................        71

           4.8. PROJECTIONS.....................................................................................        71
           4.9. NO MATERIAL ADVERSE EFFECT......................................................................        71
           4.10. NO RESTRICTED JUNIOR PAYMENTS..................................................................        71
           4.11. ADVERSE PROCEEDINGS, ETC.......................................................................        71
           4.12. PAYMENT OF TAXES...............................................................................        72
           4.13. PROPERTIES.....................................................................................        72
           4.14. ENVIRONMENTAL MATTERS..........................................................................        72
           4.15. NO DEFAULTS....................................................................................        73
           4.16. MATERIAL CONTRACTS.............................................................................        73
           4.17. GOVERNMENTAL REGULATION........................................................................        73
           4.18. MARGIN STOCK...................................................................................        73
           4.19. EMPLOYEE MATTERS...............................................................................        73
           4.20. EMPLOYEE BENEFIT PLANS.........................................................................        74
           4.21. CERTAIN FEES...................................................................................        74
           4.22. SOLVENCY.......................................................................................        75
           4.23. RELATED AGREEMENTS.............................................................................        75
           4.24. COMPLIANCE WITH STATUTES, ETC..................................................................        75
           4.25. DISCLOSURE.....................................................................................        75
           4.26. [RESERVED.]....................................................................................        76
           4.27. [RESERVED.]....................................................................................        76
           4.28. INVENTORY......................................................................................        76
           4.29. EQUIPMENT......................................................................................        76
           4.30. LOCATION OF EQUIPMENT..........................................................................        76
           4.31. LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN.......................................................        76
           4.32. INTELLECTUAL PROPERTY..........................................................................        76
           4.33. LEASES.........................................................................................        77
           4.34. DEPOSIT ACCOUNTS...............................................................................        77
           4.35. INDEBTEDNESS...................................................................................        77
           4.36. CUSTOMERS AND SUPPLIERS........................................................................        77
SECTION 5. AFFIRMATIVE COVENANTS................................................................................        77
           5.1. FINANCIAL STATEMENTS AND OTHER REPORTS..........................................................        78
           5.2. EXISTENCE.......................................................................................        82
           5.3. COLLATERAL REPORTING............................................................................        82
           5.4. PAYMENT OF TAXES AND CLAIMS.....................................................................        83
           5.5. MAINTENANCE OF PROPERTIES.......................................................................        83
           5.6. INSURANCE.......................................................................................        83
           5.7. [RESERVED.].....................................................................................        84
           5.8. LEASES..........................................................................................        84
           5.9. INSPECTIONS.....................................................................................        84
           5.10. LENDERS MEETINGS...............................................................................        84
           5.11. COMPLIANCE WITH LAWS...........................................................................        85
           5.12. ENVIRONMENTAL..................................................................................        85
           5.13. ADDITIONAL MATERIAL REAL ESTATE ASSETS.........................................................        86

           5.14. SUBSIDIARIES...................................................................................        86
           5.15. INTEREST RATE PROTECTION.......................................................................        87
           5.16. FURTHER ASSURANCES.............................................................................        87
           5.17. MISCELLANEOUS BUSINESS COVENANTS...............................................................        88
           5.18. POST-CLOSING OBLIGATIONS.......................................................................        88
SECTION 6. NEGATIVE COVENANTS...................................................................................        88
           6.1. INDEBTEDNESS....................................................................................        88
           6.2. LIENS..........................................................................................    .    90
           6.3. EQUITABLE LIEN..................................................................................        92
           6.4. NO FURTHER NEGATIVE PLEDGES.....................................................................        92
           6.5. RESTRICTED JUNIOR PAYMENTS......................................................................        92
           6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS........................................................        92
           6.7. INVESTMENTS.....................................................................................        93
           6.8. FINANCIAL COVENANTS.............................................................................        93
           6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS........................................        96
           6.10. DISPOSAL OF SUBSIDIARY INTERESTS...............................................................        97
           6.11. SALES AND LEASE-BACKS..........................................................................        97
           6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES..................................................        97
           6.13. CONDUCT OF BUSINESS............................................................................        98
           6.14. USE OF PROCEEDS................................................................................        98
           6.15. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS............................................        98
           6.16. AMENDMENTS OR WAIVERS WITH RESPECT TO SUBORDINATED INDEBTEDNESS................................        98
           6.17. FISCAL YEAR....................................................................................        98
           6.18. [RESERVED.]....................................................................................        98
           6.19. CHANGE NAME....................................................................................        98
           6.20. [RESERVED.]....................................................................................        99
           6.21. CASH; CONTROL AGREEMENTS.......................................................................        99
           6.22. [RESERVED.]....................................................................................        99
SECTION 7. GUARANTY.............................................................................................        99
           7.1. GUARANTY OF THE OBLIGATIONS.....................................................................        99
           7.2. CONTRIBUTION BY GUARANTORS......................................................................        99
           7.3. PAYMENT BY GUARANTORS...........................................................................       100
           7.4. LIABILITY OF GUARANTORS ABSOLUTE................................................................       100
           7.5. WAIVERS BY GUARANTORS...........................................................................       103
           7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC............................................       103
           7.7. SUBORDINATION OF OTHER OBLIGATIONS..............................................................       104
           7.8. CONTINUING GUARANTY.............................................................................       104
           7.9. AUTHORITY OF GUARANTORS OR COMPANY..............................................................       104
           7.10. FINANCIAL CONDITION OF COMPANY.................................................................       105
           7.11. BANKRUPTCY, ETC................................................................................       105
           7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR...................................................       106
SECTION 8. EVENTS OF DEFAULT....................................................................................       106
           8.1. EVENTS OF DEFAULT...............................................................................       106

SECTION 9. AGENTS...............................................................................................       109
           9.1. APPOINTMENT OF AGENTS...........................................................................       109
           9.2. POWERS AND DUTIES...............................................................................       109
           9.3. GENERAL IMMUNITY................................................................................       110
           9.4. AGENTS ENTITLED TO ACT AS LENDER................................................................       111
           9.5. LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.........................................       111
           9.6. RIGHT TO INDEMNITY..............................................................................       111
           9.7. SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT.............................................       113
           9.8. COLLATERAL DOCUMENTS AND GUARANTY...............................................................       114
SECTION 10. MISCELLANEOUS.......................................................................................       114
           10.1. NOTICES........................................................................................       114
           10.2. EXPENSES.......................................................................................       115
           10.3. INDEMNITY......................................................................................       115
           10.4. SET-OFF........................................................................................       116
           10.5. AMENDMENTS AND WAIVERS.........................................................................       117
           10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.........................................................       119
           10.7. INDEPENDENCE OF COVENANTS......................................................................       122
           10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.........................................       122
           10.9. NO WAIVER; REMEDIES CUMULATIVE.................................................................       122
           10.10. MARSHALLING; PAYMENTS SET ASIDE...............................................................       123
           10.11. SEVERABILITY..................................................................................       123
           10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS....................................       123
           10.13. HEADINGS......................................................................................       123
           10.14. APPLICABLE LAW................................................................................       123
           10.15. CONSENT TO JURISDICTION.......................................................................       123
           10.16. WAIVER OF JURY TRIAL..........................................................................       124
           10.17. CONFIDENTIALITY...............................................................................       125
           10.18. USURY SAVINGS CLAUSE..........................................................................       125
           10.19. COUNTERPARTS..................................................................................       126
           10.20. EFFECTIVENESS.................................................................................       126

APPENDICES:       A-1      Term Loan Commitments
                  A-2      Revolving Commitments
                  B        Notice Addresses

SCHEDULES:        1.1(a)   Certain Adjustments to Consolidated Adjusted EBITDA,
                           Consolidated Fixed Charges and Consolidated Interest Expense
                  1.1(b)   Immaterial Subsidiaries
                  3.3      Post-Closing Date Mortgaged Properties
                  4.1      Jurisdictions of Organization and Qualification
                  4.2      Capital Stock and Ownership
                  4.11     Adverse Proceedings
                  4.16     Material Contracts
                  4.30     Location of Equipment
                  4.31     Chief Executive Offices
                  4.34     Deposit Accounts
                  4.35     Indebtedness
                  5.18     Post-Closing Obligations
                  6.1      Certain Indebtedness
                  6.2      Certain Liens
                  6.7      Certain Investments
                  6.12     Certain Affiliate Transactions

EXHIBITS:         A-1      Funding Notice
                  A-2      Conversion/Continuation Notice
                  A-3      Issuance Notice
                  B-1      Term Loan Note
                  B-2      Revolving Loan Note
                  C        Compliance Certificate
                  D        Opinions of Counsel
                  E        Assignment Agreement
                  F        Certificate re Non-Bank Status
                  G-1      Closing Date Certificate
                  G-2      Solvency Certificate
                  H        Counterpart Agreement
                  I        Pledge and Security Agreement
                  J        Borrowing Base Certificate

                          CREDIT AND GUARANTY AGREEMENT


         This CREDIT AND GUARANTY AGREEMENT, dated as of September 5, 2002, is entered into by and among KROLL INC., a Delaware corporation ("COMPANY"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger, Sole Book Runner and Syndication Agent (in such capacities, "SYNDICATION AGENT"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), and as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT"), BEAR STEARNS CORPORATE LENDING INC. ("BEAR STEARNS"), as Co-Documentation Agent, and CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH ("CSFB"), as Co-Documentation Agent (in such capacity, together with Bear Stearns, each a "CO-DOCUMENTATION AGENT" and, collectively, the "CO-DOCUMENTATION AGENTS").

                                    RECITALS:


         WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

         WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate amount not to exceed $100,000,000, consisting of $75,000,000 aggregate principal amount of Term Loans, the proceeds of which will be used to finance a portion of the cash portion of the purchase price to be paid in connection with the Acquisition, and up to $25,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which will be used to finance the working capital needs and other general corporate purposes of Company and its Domestic Subsidiaries;

         WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries (other than Immaterial Subsidiaries) and 65% of all of the Capital Stock of certain of its Foreign Subsidiaries; and

         WHEREAS, Guarantors have agreed to guarantee the Obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (other than Immaterial Subsidiaries) and 65% of all of the Capital Stock of certain of their respective Foreign Subsidiaries.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

         "ACCOUNT" means any right to payment for goods sold or services rendered in the ordinary course of business, regardless of how such right is evidenced and whether or not it has been earned by performance.

         "ACCOUNT DEBTOR" means, with respect to any Account, the obligor with respect to such Account.

         "ACQUISITION" means the acquisition by Company of 100% of the membership interests and/or assets of Target pursuant to the Purchase Agreement.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by CSFB for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

         "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

         "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or directly affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

         "AFFECTED LENDER" as defined in Section 2.18(b).

         "AFFECTED LOANS" as defined in Section 2.18(b).

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

         "AGENT" means each of Syndication Agent, Administrative Agent, Collateral Agent and Co-Documentation Agents.

         "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

         "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of the Guaranty (including, without limitation, contributions under Section 7.2) minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under Section 7.2.

         "AGREEMENT" means this Credit and Guaranty Agreement, dated as of September 5, 2002 as it may be amended, supplemented or otherwise modified from time to time.

         "APPLICABLE MARGIN" means, (i) with respect to any Term Loan, the rate per annum set forth on the table below under the caption for such Loan's Class and Type and opposite Leverage Ratio Level 2 of the Rating Tier in effect as of the Closing Date and (ii) with respect to any Revolving Loan, (a) prior to the First Day, the rate per annum set forth on the table below under the caption for such Loan's Class and Type and opposite Leverage Ratio Level 2 of the Rating

Tier in effect as of the Closing Date and (b) beginning on the First Day and thereafter, the rate per annum set forth on the table below under the caption for such Loan's Class and Type and opposite the Leverage Ratio Level in effect from time to time of the Rating Tier in effect as of the Closing Date:

RATING TIER           LEVERAGE RATIO     TERM LOANS                             REVOLVING LOANS
                      LEVEL              (IN BPS)                               (IN BPS)
                      -----              --------                               --------
                                         Eurodollar Rate     Base Rate          Eurodollar Rate     Base Rate
                                         ---------------     ---------          ---------------     ---------
I                     1                  300                 200                275                 175
                      2                  275                 175                250                 150
                      3                  250                 150                225                 125
                      4                  225                 125                200                 100
II                    1                  325                 225                300                 200
                      2                  300                 200                275                 175
                      3                  275                 175                250                 150
                      4                  250                 150                225                 125
III                   1                  350                 250                325                 225
                      2                  325                 225                300                 200
                      3                  300                 200                275                 175
                      4                  275                 175                250                 150
IV                    1                  375                 275                350                 250
                      2                  350                 250                325                 225
                      3                  325                 225                300                 200
                      4                  300                 200                275                 175
V                     1                  400                 300                375                 275
                      2                  375                 275                350                 250
                      3                  350                 250                325                 225
                      4                  325                 225                300                 200

Notwithstanding any of the foregoing, upon the repayment of the Term Loans in full, each of the rates set forth on the table above shall (x) in the case of the Eurodollar Rate, decrease by 75 basis points and (y) in the case of the Base Rate, decrease by 37.5 basis points.

No change in the Leverage Ratio Level shall be effective until three (3) Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to
Section 5.1(d) calculating the Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Leverage Ratio Level shall be Leverage Ratio Level 1. Within one (1) Business Day of receipt of the applicable information under Section 5.1(d),

Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

         "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than any Credit Party), in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Subsidiaries, other than inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued).

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

         "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds

Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

         "BEAR STEARNS" as defined in the preamble hereto.

         "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

         "BORROWING BASE" means, as at any date of determination, an amount equal to 85% of the amount of Eligible Accounts, determined by reference to the most recent Borrowing Base Certificate provided to Administrative Agent pursuant to Section 5.3. Administrative Agent, in its reasonable discretion (after reasonable consultation with Company), may adjust and revise from time to time the standards of eligibility for Eligible Accounts, with any changes in such standards to be effective three (3) Business Days after delivery of notice thereof to Company.

         "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit J.

         "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

         "CASH" means money, currency or a credit balance in any demand or Deposit Account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000 and (c) has the highest rating obtainable from either S&P or Moody's.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

         "CHANGE OF CONTROL" means, at any time, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (a) shall have acquired beneficial ownership of (x) until such time as the Term Loans shall have been repaid in full, 20% or more and (y) thereafter, 30% or more, in each case on a fully diluted basis, of the voting and/or economic interest in the Capital Stock of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company or (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or by a majority of directors who were nominated by such directors.

         "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure and (b) Lenders having Revolving Exposure and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans and (b) Revolving Loans.

         "CLOSING DATE" means the date on which the Term Loans are made.

         "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

         "CO-DOCUMENTATION AGENTS" as defined in the preamble hereto.

         "COLLATERAL" means, collectively, all of the real, mixed and personal property (including Capital Stock, Deposit Accounts, and Securities Accounts) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL AGENT" as defined in the preamble hereto.

         "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, mixed or personal property of that Credit Party as security for the Obligations.

         "COLLATERAL QUESTIONNAIRE" means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

         "COMPANY" as defined in the preamble hereto.

         "COMMITMENT" means any Revolving Commitment or Term Loan Commitment.

         "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period) minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period); provided that, with respect to any period or portion thereof occurring prior to the Closing Date, Consolidated Adjusted EBITDA shall be adjusted in accordance with Schedule 1.1(a).

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (including, without limitation, database capitalization) of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

         "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

         "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

         "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of Company and its Subsidiaries and payable in Cash with respect to such period and (e) Cash payments made in connection with Permitted Acquisitions in accordance with Section 6.9(e).

         "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for Company and its Subsidiaries on a consolidated basis equal to (i) Consolidated Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures and (iv) the portion of taxes based on income actually paid in cash and provisions for cash income taxes; provided that, with respect to any period or portion thereof occurring prior to the Closing Date, Consolidated Fixed Charges shall be adjusted in accordance with Schedule 1.1(a).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, (i) any amounts referred to in Section 2.10(d) payable on or before the Closing Date and (ii) the amount of any original issue discount otherwise included in Consolidated Interest Expense to the extent derived from the Senior Subordinated Notes; provided that, with respect to any period or portion thereof occurring prior to the Closing Date, Consolidated Interest Expense shall be adjusted in accordance with Schedule 1.1(a).

         "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP minus
(ii) (a) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

         "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to Administrative Agent and Company, executed and delivered by the applicable Credit Party, Collateral Agent and securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

         "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

         "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

         "COPYRIGHT SECURITY AGREEMENT" means a copyright security agreement executed and delivered by each Credit Party and Collateral Agent, the form and substance of which is reasonably satisfactory to Collateral Agent and Company.

         "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.14.

         "CREDIT DATE" means the date of a Credit Extension.

         "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

         "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

         "CREDIT PARTY" means Company and each Person that is from time to time a Guarantor and/or a Grantor.

         "CSFB" as defined in the preamble hereto.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Subsidiaries' operations and not for speculative purposes.

         "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

         "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Sections 2.12 or 2.13 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments and
(iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

         "DEFAULTING LENDER" as defined in Section 2.22.

         "DEFAULTED LOAN" as defined in Section 2.22.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "ELIGIBLE ACCOUNTS" means Credit Parties' Accounts, net of any customer deposits, unapplied cash remitted to Credit Parties and retainages; provided, however, that Eligible Accounts excludes the following:

                  (i) Accounts that the Account Debtor has failed to pay within one hundred twenty (120) days of original invoice date or Accounts with selling terms of more than thirty (30) days;

                  (ii) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (i) above;

                  (iii) Accounts with respect to which the Account Debtor is an employee, Affiliate or agent of any Credit Party;

                  (iv) Accounts arising in a transaction wherein services are sold on any terms by reason of which the payment by the Account Debtor may be conditional;

                  (v) Accounts that are not payable in Dollars;

                  (vi) Accounts with respect to which the Account Debtor either
         (a) does not maintain its chief executive office in the United States,
         (b) is not organized under the laws of the United States or any state thereof or (c) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Administrative Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to Administrative Agent;

                  (vii) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Credit Party has complied, to the reasonable satisfaction of Collateral Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727) or (ii) any state of the United States (exclusive, however, of (a) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act and
         (b) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Credit Party has complied to Collateral Agent's reasonable satisfaction);

                  (viii) Accounts with respect to which the Account Debtor is a creditor of any Credit Party, has or has asserted, in writing, a right of return, a right of cancellation, a right of setoff or a counterclaim, has disputed, in writing, its liability, has asserted a defense to its liability, or has made any claim, in writing, with respect to its obligation to pay the Account, to the extent of such claim, defense, counterclaim, right of return, right of cancellation, right of setoff or dispute;

                  (ix) Accounts with respect to an Account Debtor whose total obligations owing to Credit Parties exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                  (x) Accounts, other than Target Accounts, with respect to which the Account Debtor is subject to a bankruptcy, reorganization or insolvency case or proceeding, is not Solvent, has gone out of business or as to which a Credit Party has received notice of an imminent bankruptcy, reorganization or insolvency case or proceeding or a material impairment of the financial condition of such Account Debtor;

                  (xi) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Credit Party has qualified to do business in New Jersey, Minnesota, West Virginia or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue or with such other state offices, as appropriate, for the then-current year or is exempt from such filing requirement;

                  (xii) Accounts, other than Target Accounts, the collection of which Collateral Agent, in its reasonable discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

                  (xiii) Accounts that are not subject to a First Priority Lien in favor of Secured Parties;

                  (xiv) Accounts with respect to which the services giving rise to such Account have not been performed and billed to the Account Debtor;

                  (xv) Accounts, other than Target Accounts, that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Company or the applicable Credit Party of the subject contract for goods or services; or

                  (xvi) Accounts created by a Credit Party whose Tangible Net Worth is not in excess of $0.

         "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Company shall be an Eligible Assignee.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise) by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

         "EQUIPMENT" means all of Company's and its Subsidiaries' now owned or hereafter acquired right, title and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools and parts, wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, which failure cannot be corrected without a material expenditure by Company or its Subsidiaries or the imposition of a material fine or penalty; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

         "EVENT OF DEFAULT" means each of the conditions or events set forth in
Section 8.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXISTING INDEBTEDNESS" means Indebtedness and other obligations outstanding under that certain Loan and Security Agreement dated as of February 15, 2002 between Company, certain of Company's Subsidiaries and Foothill Capital Corporation, as amended prior to the Closing Date.

         "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Guaranty in respect of the Guaranteed Obligations.

         "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the Obligations of such Contributing Guarantor under the Guaranty that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.

         "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

         "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "FINANCIAL PLAN" as defined in Section 5.1(i).

         "FIRST DAY" means the first day of the first Interest Period occurring after the date of delivery of the Compliance Certificate and the financial statements for the first Fiscal Quarter ending in 2003.

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is duly perfected and valid and is the only Lien to which such Collateral is subject, other than any Permitted Lien.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

         "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ending to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

         "FUNDING DEFAULT" as defined in Section 2.22.

         "FUNDING GUARANTOR" as defined in Section 7.2.

         "FUNDING NOTICE" means a notice substantially in the form of Exhibit
A-1.

         "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

         "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "GRANTOR" as defined in the Pledge and Security Agreement.

         "GSCP" as defined in the preamble hereto.

         "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

         "GUARANTOR" means each Domestic Subsidiary of Company other than Immaterial Subsidiaries.

         "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

         "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Company's or any of its Subsidiaries' businesses.

         "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "HISTORICAL FINANCIAL STATEMENTS" means, as of the Closing Date, (i) the audited financial statements of Company and its Subsidiaries, for the period ended December 31, 2001, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such period, and (ii) the unaudited financial statements of Company and its Subsidiaries as of the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income and cash flows, and, in the case of clauses (i) and (ii), certified by a Financial Officer Certification.

         "IMMATERIAL SUBSIDIARY" means (i) each Subsidiary of Company identified on Schedule 1.1(b) and (ii) any Subsidiary of a Credit Party organized and/or acquired after the Closing Date, provided that (x) such Subsidiary shall have been identified in writing to Administrative Agent as an Immaterial Subsidiary,
(y) (A) the annual revenues of any Immaterial Subsidiary individually under both clause (i) above and this clause (ii) shall not exceed $1,000,000 and (B) the aggregate annual revenues of such Immaterial Subsidiaries under both clause (i) above and this clause (ii) shall not exceed $10,000,000, in each case during any Fiscal Year and (z) (A) the book value of the assets of any Immaterial Subsidiary individually under both clause (i) above and this clause (ii) shall not exceed $1,000,000 and (B) the aggregate book value of the assets of all such Immaterial Subsidiaries under both clause (i) above and this clause (ii) shall not exceed $10,000,000, in each case at any time.

         "INCREASED-COST LENDER" as defined in Section 2.23.

         "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and
(ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8.

         "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), reasonable costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), reasonable expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing the indemnity in Section 10.3), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of Company or any of its Subsidiaries.

         "INDEMNITEE" as defined in Section 10.3.

         "INSTALLMENT" as defined in Section 2.11(a).

         "INSTALLMENT DATE" as defined in Section 2.11(a).

         "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in the Pledge and Security Agreement.

         "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2002, and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three, six or nine-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations and not for speculative purposes.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVENTORY" means all of Company's and its Subsidiaries' now owned or hereafter acquired right, title and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Company or any of its Subsidiaries as lessor, goods that are furnished by Company or any of its Subsidiaries under a contract of service and raw materials, work in process or materials used or consumed in Company's or any of its Subsidiaries' business.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any of the Securities of any other Person (other than any Credit Party); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value from any Person (other than any Credit Party) of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to any other Person (other than any Credit Party), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

         "ISSUING BANK" means GSCP as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, or such other Lender from time to time designated by Company and GSCP, which has agreed in writing to act as Issuing Bank hereunder.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LAB SPECIALISTS NOTE" means the $40,000,000 7% Senior Unsecured Note dated February 1, 2002 issued by Kroll Laboratory Specialists Inc. to KCMS, Inc., as assignee of Kroll Laboratory Specialists of America, Inc.

         "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its reasonable judgment as not being required to be included in the Collateral.

         "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

         "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement.

         "LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

         "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $5,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

         "LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

         "LEVERAGE RATIO LEVEL" means the level set forth on the table below corresponding to the Leverage Ratio as of the last day of the most recently-ended Fiscal Quarter:

                  LEVEL            LEVERAGE RATIO
                  -----            --------------
                  1                >2.0:1.0
                  2                <2.0:1.0
                                   -
                                   >1.5:1.0
                                   -
                  3                <1.5:1.0
                                   >1.0:1.0
                                   -
                  4                <1.0:1.0

         "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

         "LOAN" means a Term Loan or a Revolving Loan.

         "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which Company or its Subsidiaries operate or rely upon if such effect or development is reasonably likely to have a material adverse effect on Company and its Subsidiaries taken as a whole;
(iii) the ability of any Credit Party to fully and timely perform its Obligations; (iv) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

         "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $1,000,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have reasonably determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

         "MOODY'S" means Moody's Investor Services, Inc.

         "MORTGAGE" means a Mortgage in form and substance acceptable to the Administrative Agent in its reasonable discretion, as it may be amended, supplemented or otherwise modified from time to time.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NAIC" means The National Association of Insurance Commissioners and any successor thereto.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Subsidiaries in connection with such Asset Sale and (d) the fees, commissions and other transaction costs incurred in connection with such Asset Sale.

         "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or
(b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

         "NON-CONSENTING LENDER" as defined in Section 2.23.

         "NON-US LENDER" as defined in Section 2.20(c).

         "NOTE" means a Term Loan Note or a Revolving Loan Note.

         "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

         "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

         "OBLIGEE GUARANTOR" as defined in Section 7.7.

         "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ACQUISITION" means any acquisition by Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                  (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by a Credit Party and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.13 and/or 5.14, as applicable;

                  (iv) Credit Parties shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.8(f));

                  (v) Company shall have delivered to Administrative Agent (A) at least ten (10) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8;

                  (vi) any Person or assets or division as acquired in accordance herewith (y) shall be in the same or reasonably related business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date and (z) shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition; and

                  (vii) any Accounts of such Person shall not be included in the Borrowing Base unless and until Company so requests and Administrative Agent shall have conducted an audit of the Accounts of such Person and has, in its sole discretion, elected to include such Accounts in the Borrowing Base.

         "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

         "PERMITTED PROTEST" means the right of the applicable Credit Party to protest any rental payment, provided that: (a) a reserve with respect to such obligation is established on the books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by the applicable Credit Party in good faith and (c) Administrative Agent is satisfied that, while any such protest is pending, it is not likely that there will be any impairment of the enforceability, validity or priority of any of Lenders' Liens.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

         "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of
Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

         "POST-CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.3(a).

         "PRIME RATE" means the rate of interest per annum that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. GSCP or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRINCIPAL OFFICE" means, for each of Administrative Agent and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

         "PROJECTIONS" as defined in Section 4.8.

         "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders;

and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure of that Lender by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated September 5, 2002, among Company and Sellers.

         "RATING TIER" means the tier set forth below corresponding to Company's rating for senior secured debt as determined by S&P and Moody's; provided that, if there is a split between the ratings, then the Rating Tier shall be the tier set forth below corresponding to the lower of the two ratings:

                  TIER             RATING
                  ----             ------
                  I                >BB+/Ba2
                                   -
                  II               BB/Ba2
                  III              BB-/Ba3
                  IV               BB-/B1 or B+/Ba3
                  V                <B+/B1
                                   -

         "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

         "REAL PROPERTY SECURITY AGREEMENT" means a security agreement entered into by Company and Guarantors and granting Secured Parties a First Priority Lien in the Material Real Estate Assets of Company and Guarantors.

         "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

         "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative

Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

         "REGISTER" as defined in Section 2.6(b).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" as defined in Section 2.3(d).

         "RELATED AGREEMENTS" means, collectively, (i) the Purchase Agreement,
(ii) the Termination, Amendment and Consent and (iii) the Allonge to 6% Senior Secured Subordinated Convertible Note dated November 14, 2001 issued by Company to Palisade Concentrated Equity Partnership, L.P. and, in each of the cases (i)
- (iii), any agreements, instruments or other documents executed and delivered, or required to be executed and delivered, in connection therewith.

         "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "REPLACEMENT LENDER" as defined in Section 2.23.

         "REQUISITE CLASS LENDERS" means, at any time of determination, (i) for the Class of Lenders having Term Loan Exposure, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders and (ii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders.

         "REQUISITE LENDERS" means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders and (ii) the aggregate Revolving Exposure of all Lenders.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that stock;

(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding; and (iv) any optional payment or prepayment of principal of, premium, if any, or interest on, or optional redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $25,000,000.

         "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

         "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of
(i) the third anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b) and
(iii) the date of the termination of the Revolving Commitments pursuant to
Section 8.1.

         "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) and
(c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

         "REVOLVING LOAN" means a Loan made by a Lender to Company pursuant to
Section 2.2(a) and/or 2.22.

         "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACCOUNT" means a "securities account" as that term is defined in the UCC.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SELLERS" means Zolfo Cooper Acquisition, LLC, Stephen Cooper, Michael France and Leonard LoBiondo.

         "SENIOR SUBORDINATED NOTES" means Company's unsecured Senior Subordinated Convertible Notes due November 14, 2006, as amended on or prior to the Closing Date.

         "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit G-2.

         "SOLVENT" means, with respect to any Credit Party, that as of the date of determination both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets, (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

         "SUBJECT TRANSACTION" as defined in Section 6.8(f).

           "SUBORDINATED INDEBTEDNESS" means the Senior Subordinated Notes and any other debt of any Credit Party or any Subsidiary thereof that is on terms and conditions (including, without limitation, amount of debt, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to Administrative Agent and is subject to a subordination agreement in form and substance reasonably satisfactory to Administrative Agent, whereby the payment of such debt is subordinated to the prior payment and satisfaction in full in cash of all of the Obligations.

           "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding; provided further that an Unrestricted Subsidiary shall not be a Subsidiary for any purposes under this Agreement.

           "SYNDICATION AGENT" as defined in the preamble hereto.

           "TANGIBLE NET WORTH" means, as at any date of determination and with respect to any Person, the result of (a) the total consolidated stockholder's equity of such Person and its Subsidiaries determined in accordance with GAAP, minus (b) the sum of (i) all Intangible Assets of such Person and its Subsidiaries and (ii) all amounts due to such Person and its Subsidiaries from Affiliates.

           "TARGET" means Zolfo Cooper, LLC, a New Jersey limited liability company, Zolfo Cooper Holdings, Inc., a New Jersey corporation, and their respective subsidiaries.

           "TARGET ACCOUNT" means an Account created by Target or any of its Subsidiaries with respect to which the Account Debtor is subject to a bankruptcy, reorganization or insolvency case or proceeding under the Bankruptcy Code and the Account balance arises out of a contract that has been approved by the United States Bankruptcy Court or the United States District Court, as applicable, for payment by the Account Debtor as an administrative expense of the Account Debtor's bankruptcy estate.

           "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

           "TERM LOAN" means a Term Loan made by a Lender to Company pursuant to
Section 2.1.

           "TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Term Loan; and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $75,000,000.

           "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

           "TERM LOAN MATURITY DATE" means the earlier of (i) the third anniversary of the Closing Date and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

           "TERM LOAN NOTE" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

           "TERMINATED LENDER" as defined in Section 2.23.

           "TERMINATION, AMENDMENT AND CONSENT" means that certain Termination, Amendment and Consent Agreement, dated as of September 4, 2002, between Company and Palisade Concentrated Equity Partnership, L.P.

           "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (ii) the Letter of Credit Usage.

           "TRANSACTION COSTS" means the reasonable fees, costs and expenses payable by Company or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

           "TYPE OF LOAN" means, with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan.

           "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

           "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

           "UNRESTRICTED SUBSIDIARY" means any Person that is acquired by Company or any of its Subsidiaries pursuant to a Permitted Acquisition (provided that, solely for purposes of this definition of Unrestricted Subsidiary, the requirements of clauses (iii) and (vi) of the proviso to the definition of Permitted Acquisition need not be satisfied in order for an acquisition to qualify as a Permitted Acquisition) consummated at any time after the Terms Loans shall have been repaid in full, provided that (i) the consideration for such Permitted Acquisition shall be comprised solely of Capital Stock, (ii) following consummation of such Permitted Acquisition, such Person shall not at any time directly, or indirectly through any other Person, cause or induce or attempt to cause or induce any Person who is then an employee of Company or any of its Subsidiaries at such time, or was an employee of the Company or any of its Subsidiaries at any time within the twelve (12) month period immediately preceding such time, to terminate his or her employment with Company, or to become employed by or enter into an employment, consulting or similar relationship with any other Person, or endorse or recommend to any other Person that it employ or retain or solicit for employment or retention any such employee and (iii) to the extent there shall arise any business opportunity of a kind suitable for both such Person, on the one hand, and Company and its Subsidiaries, on the other hand, such opportunity shall be allocated among such Person, on the one hand, and Company and its Subsidiaries, on the other hand, so as not to disproportionately disadvantage Company and its Subsidiaries (for the avoidance of doubt, for purposes of this clause (iii), such Person shall not be a Subsidiary of Company).

         1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial statements.

         1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.   LOANS AND LETTERS OF CREDIT

         2.1.     TERM LOANS.

                  (a) Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender's Term Loan Commitment. Company may make only one borrowing under the Term Loan Commitment, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.12(a) and 2.13, all amounts owed hereunder with respect to Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

                  (b) Borrowing Mechanics for Term Loans.

                           (i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than two (2) Business Days prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

                           (ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

         2.2.     REVOLVING LOANS.

                  (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender's Revolving Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the lesser of (i) the Revolving Commitments then in effect and (ii) the Borrowing Base then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

                  (b) [Reserved.]

                  (c) Borrowing Mechanics for Revolving Loans.

                           (i) Except pursuant to Section 2.3(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                           (ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall, subject to Section 2.18, be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                           (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Funding Notice from Company.

                           (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

         2.3. ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

                  (a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the lesser of (a) the Revolving Commitments then in effect and (b) the Borrowing Base; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Letter of Credit have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (b) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; and provided further, in the event a Funding Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage.

                  (b) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three (3) Business Days (in the case of standby letters of credit) or five

(5) Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.3(e).

                  (c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not give rise to any liability on the part of Issuing Bank to Company. Notwithstanding anything to the contrary contained in this Section 2.3(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

                  (d) Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this
Section 2.3(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).

                  (e) Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in
Section 2.3(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.3(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this
Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this
Section 2.3(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

                  (f) Obligations Absolute. The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.3(d) and the obligations of Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

                  (g) Indemnification. Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable fees, expenses and disbursements of counsel and reasonable allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or
(ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

                  (h) Election for Alternate Issuance. In lieu of issuance of a Letter of Credit by Issuing Bank as provided in this Section 2.3, Issuing Bank may, at its election, arrange for another financial institution to issue such Letter of Credit for the account of Issuing Bank under arrangements whereby Company will be required to reimburse Issuing Bank with respect to any drawing thereunder and Issuing Bank shall be entitled to all the rights and benefits of Issuing Bank hereunder with respect of any such Letter of Credit issued by such other financial institution.

         2.4.     PRO RATA SHARES; AVAILABILITY OF FUNDS.

                  (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

                  (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and within one (1) Business Day Company shall pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         2.5. USE OF PROCEEDS. The proceeds of the Term Loans made on the Closing Date shall be applied by Company to finance a portion of the cash portion of the purchase price to be paid in connection with the Acquisition. The proceeds of the Revolving Loans and Letters of Credit made on or after the Closing Date shall be applied by Company for working capital and general corporate purposes of Company and its Domestic Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

         2.6.     EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

                  (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or Company's Obligations in respect of any Loan. Company hereby designates GSCP to serve as Company's agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute Indemnitees.

                  (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Term Loan or Revolving Loan, as the case may be.

         2.7.     INTEREST ON LOANS.

                  (a) Except as otherwise set forth herein, each Type of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                           (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; and

                           (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

                  (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided that the Term Loans shall initially be made as Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

                  (c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                  (d) Interest payable pursuant to Section 2.7(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

                  (f) Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

                  (g) Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.7(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

         2.8.     CONVERSION/CONTINUATION.

                  (a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                           (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; or

                           (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan.

                  (b) The Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         2.9. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         2.10.    FEES.

                  (a) Company agrees to pay to Lenders having Revolving
Exposure:

                           (i) from and including the Closing Date through but excluding the date the Terms Loans shall have been repaid in full, commitment fees equal to 0.75% per annum times the average of the daily difference between (1) the Revolving Commitments and (2) the sum of (A) the aggregate principal amount of outstanding Revolving Loans plus (B) the Letter of Credit Usage;

                           (ii) on and after the date the Terms Loans shall have been repaid in full, commitment fees equal to 0.375% per annum times the average of the daily difference between (1) the Revolving Commitments and (2) the sum of (A) the aggregate principal amount of outstanding Revolving Loans plus (B) the Letter of Credit Usage; and

                           (iii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.10(a) shall be paid to Administrative Agent at its Principal Office, and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

                  (b) Company agrees to pay directly to Issuing Bank, for its own account, the following fees:

                           (i) a fronting fee equal to 0.250%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

                           (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                  (c) All fees referred to in Section 2.10(a) and 2.10(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on each Interest Payment Date for Base Rate Loans of each year during the Revolving

Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

                  (d) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon in writing.

         2.11.    SCHEDULED INSTALLMENTS.

                  (a) Scheduled Installments. The principal amounts of the Term Loans shall be repaid in consecutive installments (each, an "INSTALLMENT") in the aggregate amounts and on each payment date set forth below (each, an "INSTALLMENT DATE"), commencing December 31, 2002:


PAYMENT DATE                           TERM LOAN INSTALLMENTS
------------                           ----------------------
December 31, 2002                      $   750,000
March 31, 2003                         $   750,000
June 30, 2003                          $ 3,750,000
December 31, 2003                      $ 3,750,000
March 31, 2004                         $ 7,500,000
June 30, 2004                          $ 7,500,000
December 31, 2004                      $ 7,500,000
March 31, 2005                         $ 7,500,000
June 30, 2005                          $ 7,500,000
Third Anniversary of Closing Date      $28,500,000

Notwithstanding the foregoing, (i) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.12, 2.13 and 2.14, as applicable; and (ii) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

         2.12.    VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

                  (a) Voluntary Prepayments.

                           (i) Any time and from time to time, without penalty or premium (but subject to Section 2.18):

                                    (1) with respect to Base Rate Loans, Company
                  may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount;

                                    (2) with respect to Eurodollar Rate Loans,
                  Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount;

                           (ii) All such prepayments shall be made:

                                    (1) upon not less than one (1) Business
                  Day's prior written or telephonic notice in the case of Base Rate Loans; and

                                    (2) upon not less than three (3) Business
                  Days' prior written or telephonic notice in the case of Eurodollar Rate Loans;

         in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

                  (b) Voluntary Commitment Reductions.

                           (i) Company may, upon not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving

         Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                           (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

         2.13.    MANDATORY PREPAYMENTS.

                  (a) Asset Sales. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds.

                  (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans as set forth in
Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $2,000,000, Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments).

                  (c) Issuance of Equity Securities. On the date of receipt by Company of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Company or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan and, with respect to any Subsidiary, other than by Company), Company shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                  (d) Issuance of Debt. On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from incurrence of any Indebtedness of Company or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                  (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for (i) the period commencing October 1, 2002 through March 31, 2003 or (ii) any Fiscal Quarter period thereafter, Company shall, no later than thirty (30) days after the end of such period, prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such Consolidated Excess Cash Flow for such period; provided that no such prepayment shall be required to the extent that, after giving effect thereto, the aggregate Cash balances of Company and its Subsidiaries would be less than $15,000,000.

                  (f) Excess Revolving Loans. Company shall from time to time prepay Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base.

                  (g) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.13(a) through 2.13(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

         2.14.    APPLICATION OF PREPAYMENTS/REDUCTIONS.

                  (a) Application of Voluntary Prepayments by Class of Loans. Any prepayment of any Loan pursuant to Section 2.12(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first, to prepay the scheduled Installments of principal on Term Loans in inverse order of maturity and, second, to repay outstanding Revolving Loans (without a reduction in the Revolving Commitments) to the full extent thereof.

                  (b) Application of Mandatory Prepayments by Class of Loans. Any amount required to be paid pursuant to Sections 2.13(a) through 2.14(f) shall be applied as follows:

                           first, to prepay remaining scheduled Installments of principal of the Term Loans in inverse order of maturity;

                           second, to prepay the Revolving Loans (without a reduction in the Revolving Commitments) to the full extent thereof ;

                           third, to repay any outstanding reimbursement obligations with respect to Letters of Credit; and

                           fourth, to the extent such prepayment is made pursuant to Section 2.13(f), to cash collateralize Letters of Credit to the extent necessary to satisfy the prepayment requirements of Section 2.13(f).

                  (c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.18(c).

         2.15.    GENERAL PROVISIONS REGARDING PAYMENTS.

                  (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                  (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

                  (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (e) Subject to the provisos set forth in the definition of "Interest Period," whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

                  (f) Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of
(i) the time such funds become available funds and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

                  (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

         2.16.    [RESERVED.]

         2.17. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the

"AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         2.18.    MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

                  (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

                  (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the

London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender; (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan; (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law; and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

                  (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts and the calculation thereof), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

                  (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

                  (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under
Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under
Section 2.19.

         2.19.    INCREASED COSTS; CAPITAL ADEQUACY.

                  (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining

Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.20.    TAXES; WITHHOLDING, ETC.

                  (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a franchise Tax or a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty
(30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.20(b)(iii) if such Lender shall have failed
(1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.20(c) or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve Company of its Obligation to pay any additional amounts pursuant to Section 2.17(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

         2.21. OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under

Section 2.18, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount and the calculation thereof) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         2.22. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender;


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

and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Company of its Obligations shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         2.23. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.17, 2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or
(c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by
Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any


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Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3.           CONDITIONS PRECEDENT AND SUBSEQUENT

         3.1. CONDITIONS PRECEDENT TO CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

                  (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

                  (b) Organizational Documents; Incumbency. Administrative Agent shall have received (other than with respect to Mijenix Corporation) (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

                  (c) Organizational and Capital Structure. The organizational structure and capital structure of Company and its Subsidiaries, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 4.1. Copies of all agreements relating to the corporate structure of Company and Guarantors, other than those related to the Acquisition, shall be delivered to Administrative Agent and shall be satisfactory to Administrative Agent.


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


               (d)    Consummation of the Acquisition.

                      (i) (1) All conditions to the Acquisition set forth in the Purchase Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Syndication Agent and Administrative Agent, (2) the Acquisition shall have become effective in accordance with the terms of the Purchase Agreement and (3) the aggregate cash consideration paid to Sellers in connection with the Acquisition shall not exceed $100,000,000.

                      (ii) Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, together with copies of each of the opinions of counsel delivered to the parties under the Related Agreements, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administrative Agent and Syndication Agent and no provision thereof shall have been modified or waived in any respect reasonably determined by Syndication Agent or Administrative Agent to be material, in each case without the consent of Syndication Agent and Administrative Agent.

                      (iii) The capitalization structure used to consummate the Acquisition and the pro forma capitalization of Company after giving effect to the Acquisition and the Related Agreements shall be in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

               (e) Existing Indebtedness. On the Closing Date, Company and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Company and its Subsidiaries thereunder being repaid on the Closing Date and (iv) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

               (f) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

               (g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, including, without

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
limitation, the consent, approval and agreement of the holders of the Senior Subordinated Notes, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Related Agreements (including, without limitation, any provisions contained therein imposing restrictions upon the sale of Company's Capital Stock by the holders of the Senior Subordinated Notes) and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

               (h) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

                      (i) evidence reasonably satisfactory to Collateral Agent and Administrative Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize the filing of and deliver UCC financing statements, deliver originals of Securities, instruments and chattel paper and execute and deliver certain agreements governing Deposit Accounts and/or Securities Accounts as provided therein).

                      (ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                      (iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party is located as Collateral Agent may


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
        reasonably request, in the form of Exhibit E to the Pledge and Security Agreement and otherwise in form and substance reasonably satisfactory to Collateral Agent; and

                      (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

               (i) Environmental Matters. To the extent reasonably requested thereby, Syndication Agent and Administrative Agent shall have received reports and other information, in form, scope and substance reasonably satisfactory to Syndication Agent and Administrative Agent, confirming the absence of any material environmental liabilities of Company and its Subsidiaries.

               (j) Financial Statements; Projections; Securities Filings. Lenders shall have received from Company (i) the Historical Financial Statements, (ii) the Projections; (iii) Company's Form 8-K to be filed with the Securities and Exchange Commission on the Closing Date or as soon as practicable thereafter, which Form 8-K shall include pro forma financial statements of Company and its Subsidiaries (giving effect to the Acquisition and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date) in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent; (iv) Company's Form S-3 to be filed with the Securities and Exchange Commission on the Closing Date, which Form S-3 shall contemplate a public offering of Company's Capital Stock, the anticipated proceeds of which shall be sufficient to repay the Term Loans in full, and (v) the financial statements of Target and its Subsidiaries for the 1999, 2000 and 2001 fiscal years of Target and its Subsidiaries, audited by Deloitte & Touche LLP.

               (k) Evidence of Insurance. Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.6 is in full force and effect and that Collateral Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.6.

               (l) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kramer Levin Naftalis & Frankel LLP, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

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
               (m) Opinions of Counsel to Syndication Agent and Administrative Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent and Administrative Agent dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

               (n) Fees. Company shall have paid to Syndication Agent, Administrative Agent, Collateral Agent and Co-Documentation Agent, the fees payable on the Closing Date referred to in Section 2.10(d).

               (o) Solvency Certificate. On the Closing Date, Syndication Agent and Administrative Agent shall have received a Solvency Certificate from Company, dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, in the form of Exhibit G-2 and otherwise in form, scope and substance satisfactory to Syndication Agent and Administrative Agent.

               (p) Closing Date Certificate. Company shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

               (q) Credit Rating. The credit facilities provided for under this Agreement shall have been assigned a credit rating by either S&P and/or Moody's of not less than B+ in the case of S&P or B1 in the case of Moody's, in each case with stable outlook.

               (r) Closing Date. Lenders shall have made the Term Loans to Company on or before September 30, 2002.

               (s) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs the Acquisition, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could reasonably be expected to have a Material Adverse Effect.

               (t) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel; and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

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
Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

        3.2.   CONDITIONS PRECEDENT TO EACH CREDIT EXTENSION.

               (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                      (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

                      (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the lesser of (A) the Revolving Commitments then in effect and
        (B) the Borrowing Base then in effect;

                      (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                      (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

                      (v) Administrative Agent shall have received the reports and calculations listed in Section 5.3 at the times indicated in Section 5.3, but in any event prior to each Credit Extension;

                      (vi) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;

                      (vii) the chief financial officer of Company shall have delivered a certificate representing and warranting and otherwise demonstrating to the satisfaction of Agents that, as of such Credit Date, Company reasonably expects, after giving effect to the proposed borrowing and based upon good faith determinations and projections

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
        consistent with the Financial Plan, to be in compliance with all operating and financial covenants set forth in this Agreement as of the last day of each Fiscal Quarter ending prior to the Revolving Commitment Termination Date;

                      (viii) as of such Credit Date, the Leverage Ratio determined as of such date after giving effect to the contemplated Credit Extension shall not exceed the maximum Leverage Ratio permitted as of the last day of the immediately succeeding Fiscal Quarter pursuant to Section 6.8;

                      (ix) after giving effect to such Credit Extension, the aggregate Cash and Cash Equivalents of Company and its Subsidiaries will not exceed $25,000,000;

Any Agent or Requisite Lenders shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender, such request is warranted under the circumstances.

               (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation or issuance of a Letter of Credit, as the case may be; provided, each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

        3.3. CONDITIONS SUBSEQUENT TO CLOSING DATE. In the event that the Term Loans shall not have been repaid in full within 180 days following the Closing Date, within 60 days following Administrative Agent's written request therefor, Credit Parties will create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in each Real Estate Asset listed in Schedule 3.3 and any other Real Estate Assets of Credit Parties in which such security interest may reasonably be requested by Administrative Agent (each, a "POST-CLOSING DATE MORTGAGED PROPERTY"). In such event, each applicable Credit Party shall take all such action and execute and deliver, or cause to be executed and delivered, all such instruments and other documentation, in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent may reasonably request in order to create such security interest, including, without limitation:

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
               (a) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Post-Closing Date Mortgaged Property;

               (b) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Post-Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

               (c) in the case of each Leasehold Property that is a Post-Closing Date Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition):

        4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in
Schedule 4.1, (b) has all requisite corporate (or similar) power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

        4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Company or any of its Subsidiaries of any additional membership interests or other Capital Stock of Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of


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
Company or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Acquisition. As of the Closing Date, (i) each Domestic Subsidiary (other than Immaterial Subsidiaries) of Company is a Credit Party and (ii) Company and each such Domestic Subsidiary has taken all of the actions necessary to grant and perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under and to the extent required by the Pledge and Security Agreement, in the ownership interests of each Foreign Subsidiary (other than Immaterial Subsidiaries) of Company, which ownership interests are owned by Company or any Domestic Subsidiary thereof.

        4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto; provided that this representation in respect of Mijenix Corporation shall be deemed to be made upon, but not prior to, the expiry of the period specified in item 3 of Schedule 5.18.

        4.4. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

        4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority except as otherwise set forth in the Purchase Agreement, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

        4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such

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
Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole.

        4.8. PROJECTIONS. On and as of the Closing Date, the Projections of Company and its Subsidiaries for the period Fiscal Year 2002 through and including Fiscal Year 2005 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company; provided that, while, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable, the Projections are not to be viewed as facts and actual results during the period or periods covered by the Projections may differ from such Projections and the differences may be material.

        4.9. NO MATERIAL ADVERSE EFFECT. Since December 31, 2001, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

        4.10. NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 2001, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

        4.11. ADVERSE PROCEEDINGS, ETC. Except as set forth on Schedule 4.11, there are no Adverse Proceedings, individually or in the aggregate, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that,



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individually or in the aggregate, would reasonably be expected to have a
Material Adverse Effect.

        4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.4, all material tax returns and reports of Company and its Subsidiaries (other than Immaterial Subsidiaries) required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

        4.13. PROPERTIES. Each of Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) good title to (in the case of all other personal property) all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

        4.14. ENVIRONMENTAL MATTERS. Neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has received any letter or request for information under
Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law. There are and, to each of Company's and its Subsidiaries' knowledge, have been no conditions, occurrences or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected

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to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

        4.15. NO DEFAULTS. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could reasonably be expected to constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

        4.16. MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

        4.17. GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

        4.18. MARGIN STOCK. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        4.19. EMPLOYEE MATTERS. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Subsidiaries or, to the best knowledge of Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company or any of its Subsidiaries or, to the best knowledge of Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that

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would reasonably be expected to have a Material Adverse Effect and (c) to the best knowledge of Company, no union representation question existing with respect to the employees of Company or any of its Subsidiaries and, to the best knowledge of Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

        4.20. EMPLOYEE BENEFIT PLANS. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred that could not be corrected without a material expenditure by Company or its Subsidiaries or the imposition of a material fine or penalty subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments) has been or is expected to be incurred by Company, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Company, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

        4.21. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby (other than in connection with the Acquisition).

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        4.22. SOLVENCY. Each Credit Party is and, upon the incurrence of any
Obligation by such Credit Party on any date on which this representation and warranty is made, will be Solvent.

        4.23.  RELATED AGREEMENTS.

               (a) Delivery. Company has delivered to Syndication Agent and Administrative Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto as of the date hereof.

               (b) Representations and Warranties. Except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Credit Party in any Related Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates). Notwithstanding anything in the Related Agreements to the contrary, the representations and warranties of each Credit Party set forth in this Section 4.23 shall, solely for purposes hereof, survive the Closing Date for the benefit of Lenders.

               (c) Governmental Approvals. All Governmental Authorizations and all other authorizations, approvals and consents of any other Person required by the Related Agreements or to consummate the Acquisition have been obtained and are in full force and effect.

               (d) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Acquisition set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent and Syndication Agent, waived, and (ii) the Acquisition has been consummated in all material respects in accordance with the Related Agreements and all applicable laws.

        4.24. COMPLIANCE WITH STATUTES, ETC. Each of Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

        4.25. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by Company) necessary in order to make the statements contained herein or therein not misleading in light of

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the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

        4.26.  [RESERVED.]

        4.27.  [RESERVED.]

        4.28. INVENTORY. No Credit Party nor any of its Material Subsidiaries owns any Inventory.

        4.29. EQUIPMENT. All of the Equipment is used or held for use in Credit Parties' or their Material Subsidiaries' businesses and is reasonably fit for such purposes.

        4.30. LOCATION OF EQUIPMENT. Each item of Equipment is not stored with a bailee, warehouseman, or similar party and is located at one of the locations identified on Schedule 4.30 under the name of the relevant Credit Party.

        4.31. LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Credit Party is located at the address indicated on Schedule 4.31, such address has been the chief executive office of each Credit Party since July 1, 2000 except as otherwise noted on Schedule 4.31, and each Credit Party's FEIN is identified on Schedule 4.31. Each Credit Party's exact legal name is as set forth on the signature pages of this Agreement. The Credit Parties do not have or use any name other than the names listed on Schedule
4.31. Each Credit Party's jurisdiction of organization is as set forth on
Schedule 4.1 and organizational identification number is as set forth on
Schedule 4.31.

        4.32. INTELLECTUAL PROPERTY. Each Credit Party owns, or has the valid right to use, all Intellectual Property used in or necessary to the conduct of its business as currently conducted or as contemplated to be conducted. Each Credit Party's use of such Intellectual Property in the conduct of its business does not, to its knowledge, infringe any intellectual property right held by any third party. All Intellectual Property of each Credit Party, except the Intellectual Property licensed to such Credit Party by a third party pursuant to a written license agreement has, been created by employees of such Credit Party within the scope of their employment and under obligation to assign to such Credit Party, or by independent contractors under written obligations to assign all such Intellectual Property, including all rights related thereto, to such Credit Party.

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No Credit Party has any copyrights (other than immaterial copyrights) from which it is deriving revenues other than those that have been registered, or for which such Credit Party has submitted an application for registration, with the United States Copyright Office or any similar office of any other jurisdiction and that are the subject of a Copyright Security Agreement that has been filed with the United States Copyright Office or any similar office of any other jurisdiction in which such copyright is registered or an application to register is pending.

        4.33. LEASES. Each Credit Party enjoys peaceful and undisturbed possession under all leases material to its business and to which such Credit Party is a party or under which it is operating. All of such leases are valid and subsisting and no material default by any Credit Party exists under any of them.

        4.34. DEPOSIT ACCOUNTS. Set forth on Schedule 4.34 are all of the Deposit Accounts of each Credit Party as of the date hereof, including, with respect to each depository, (i) the name and address of that depository and (ii) the account numbers of the accounts maintained with such depository.

        4.35. INDEBTEDNESS. Set forth on Schedule 4.35 is a true and complete list of all Indebtedness of each Credit Party outstanding on the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness as of the Closing Date. Each Credit Party has provided Administrative Agent and its counsel with true, correct and complete documents evidencing the Indebtedness set forth on Schedule 4.35.

        4.36. CUSTOMERS AND SUPPLIERS. There exists no actual or, to the knowledge of any Credit Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Credit Party, on the one hand, and any customer or any group thereof, on the other hand, or (b) any Credit Party, on the one hand, and any supplier thereof, on the other hand, which in either case (a) or (b) could reasonably be expected to have a Material Adverse Effect.

SECTION 5.     AFFIRMATIVE COVENANTS

        Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

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        5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Company will deliver to
Administrative Agent and Lenders (it being understood and agreed that, to the extent, but only to the extent, any of the following information or material is included in Company's periodic reports on Forms 10-K, 10-Q or 8-K, the filing of such reports with the Securities and Exchange Commission shall be deemed to constitute delivery of such information or material in satisfaction of the requirements of this Section 5.1):

               (a) Monthly Reports. Until such time as the Term Loans shall have been repaid in full, as soon as available, and in any event within thirty (30) days (forty-five (45) days in the case of a month that is the end of one of the first three (3) Fiscal Quarters in a Fiscal Year) after the end of each month ending after the Closing Date, the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

               (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three
(3) Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

               (c) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, commencing December 31, 2003, the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP, other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing

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standards), together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and
(3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

               (d) Compliance Certificate. Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

               (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent;

               (f) Notice of Default. Promptly upon any officer of Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition and what action Company has taken, is taking and proposes to take with respect thereto;

               (g) Notice of Litigation. Promptly upon any officer of Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or
(ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

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               (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (i) Financial Plan. As soon as practicable and in any event no later than ten (10) days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each Fiscal Quarter of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Loans and
(iv) forecasts demonstrating adequate liquidity through the final maturity date of the Loans without giving effect to any additional debt or equity offerings not reflected in the Projections, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

               (j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries (other than Immaterial Subsidiaries) and all material insurance coverage planned to be maintained by Company and its Subsidiaries (other than Immaterial Subsidiaries) in the immediately succeeding Fiscal Year;

               (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Company;

               (l) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days, after (i) any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing

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such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

               (m) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Company or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (n) Information Regarding Collateral. (a) Company will furnish to Collateral Agent prompt written notice of any change (i) in any Credit Party's corporate name, (ii) in any Credit Party's identity or corporate structure or
(iii) in any Credit Party's Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are reasonably required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

               (o) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent an officer's certificate (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(o) and/or identifying such changes (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

               (p) Taxes. Company shall deliver to Administrative Agent (i) copies of the federal income tax returns of each Credit Party, and any amendments thereto, filed with the Internal Revenue Service, and (ii) if and when filed by any Credit Party and as requested by Administrative Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (A) any Credit Party conducts business or is required to pay any such excise tax, (B) where any Credit Party's failure to pay any such applicable excise tax would result in a Lien on the material properties or assets of any Credit Party, or (C) where any Credit Party's


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failure to pay any such applicable excise tax would reasonably be expected to result in a Material Adverse Change; and

               (q) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries and
(B) such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

        5.2. EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any such Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

        5.3. COLLATERAL REPORTING. Prior to the initial Credit Extension under the Revolving Commitments, Company will provide Collateral Agent, on a quarterly basis, with a summary aging of the Accounts and, following the initial Credit Extension under the Revolving Commitments, with the following documents, at the following times, in form reasonably satisfactory to Administrative Agent:

Until such time as the Term Loans shall have Credit been repaid in full, monthly (not later than the 30th day of each month) and, thereafter, quarterly (not later than the 30th day following the last day of each Fiscal Quarter)

(a) a calculation of the Borrowing Base and summary aging by Party pursuant to the delivery of a Borrowing Base Certificate, duly completed and executed by the Chief Financial Officer of Company.


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Upon reasonable request by Collateral Agent (and in any event, unless an Event of Default shall have occurred and be continuing, no more than twice during any twelve month period)

(a) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts; and

(b) such other reports as to the Collateral or the financial condition of Credit Parties as Collateral Agent may reasonably request.

        5.4. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

        5.5. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except where the failure to so maintain such properties could not reasonably be expected to have a Material Adverse Effect.

        5.6. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries (other than Immaterial Subsidiaries) as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders, as an

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additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy with respect to loss of property, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders, as the loss payee thereunder and provides for at least thirty (30) days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

        5.7.   [RESERVED.]

        5.8. LEASES. Each Credit Party will, and will cause each of its Subsidiaries to, (a) pay when due all rents and other amounts payable under any leases to which such Credit Party or Subsidiary is a party or by which such Credit Party's or Subsidiary's properties and assets are bound, unless such payments are the subject of a Permitted Protest or would not reasonably be expected to have a Material Adverse Effect, and (b) comply at all times with any other provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder, unless the failure to comply would not reasonably be expected to have a Material Adverse Effect.

        5.9. INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of such Subsidiaries, to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants and, in connection therewith, to make reasonable requests with respect to information regarding Company and its Subsidiaries, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that all such visits and requests shall be coordinated by and through Collateral Agent so as not to be unduly burdensome on Company. In addition, Company shall permit (and pay the associated reasonable fees (including customary internally allocated fees of employees of Collateral Agent as to which invoices have been furnished) and reasonable expenses of any such authorized representatives retained by Collateral Agent as to which invoices have been furnished) to be conducted from time to time such evaluations or appraisals with respect to the Collateral as Collateral Agent may reasonably request, provided that, unless an Event of Default shall have occurred and be continuing, such appraisals shall not be conducted more than twice during any Fiscal Year. To the extent reasonably required by Collateral Agent as a result of any such evaluation, appraisal or monitoring, the Borrowing Base shall be modified and the computation of the Borrowing Base shall be adjusted (which modification or adjustment may include modifying the eligibility criteria for the Eligible Accounts).

        5.10. LENDERS MEETINGS. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

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        5.11. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        5.12.  ENVIRONMENTAL.

               (a) Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:

                      (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                      (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect and (3) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                      (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                      (iv) prompt written notice describing in reasonable detail
        (1) any proposed acquisition of stock, assets or property by Company or any of its Subsidiaries that could reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually

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        or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of such Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                      (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.12(a).

               (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        5.13. ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not, at the time required by and in accordance with Section 3.3, otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Section 3.3 with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Asset. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

        5.14. SUBSIDIARIES. In the event that (x) any Person (other than an Immaterial Subsidiary) becomes a Domestic Subsidiary of Company or (y) any Domestic Subsidiary that is an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, Company shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and

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        Collateral Agent a Counterpart Agreement and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements and certificates as are similar to those described in Sections 3.1(b), 3.1(h), 3.1(i) and 3.1(l). In the event that (A) any Person (other than an Immaterial Subsidiary) becomes a Foreign Subsidiary of Company or (B) any Foreign Subsidiary that is an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, and, in either of cases (A) or (B), the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements and certificates as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(h) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under and to the extent required by the Pledge and Security Agreement in such ownership interests. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company or ceased to be an Immaterial Subsidiary, as applicable, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

        5.15. INTEREST RATE PROTECTION. No later than 180 days following the Closing Date and at all times thereafter, Company shall maintain, or cause to be maintained, in effect one or more Interest Rate Agreements for a term of not less than two (2) years and otherwise in form and substance reasonably satisfactory to Syndication Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 6% per annum.

        5.16. FURTHER ASSURANCES. At any time or from time to time upon the reasonable request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Company and its Domestic Subsidiaries (other than Immaterial Subsidiaries) and all of the outstanding Capital Stock of Company and its Subsidiaries (other than Immaterial Subsidiaries and subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

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      5.17. MISCELLANEOUS BUSINESS COVENANTS. Unless otherwise consented to by
Agents or Requisite Lenders:

            (a) Non-Consolidation. Company will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity's actions, which meetings will be separate from those of other entities.

            (b) Filing of Agreement. Within thirty (30) days following the Closing Date, provided that Company or any of its Subsidiaries is otherwise required to file periodic reports with the Securities and Exchange Commission, Company or such Subsidiaries shall file a copy of this Agreement and Schedules 1.1(a) and 1.1(b) hereto as a material contract with the Securities and Exchange Commission.

      5.18. POST-CLOSING OBLIGATIONS. Each Credit Party will and will cause each of its Subsidiaries to perform the actions or otherwise comply with each of the terms and conditions set forth on Schedule 5.18 within the relevant time period following the Closing Date thereon stated.

SECTION 6.  NEGATIVE COVENANTS

      Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6; provided that, upon the repayment of the Term Loans in full, each of the Dollar amounts referred to in Sections 6.1, 6.2, 6.7 and 6.9 shall be deemed to be increased by 300%.

      6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (a)   the Obligations;

            (b) Indebtedness of any Credit Party to another Credit Party; provided, (i) none of such Indebtedness (other than the Lab Specialist Note) shall be evidenced by any promissory note, (ii) in the case of the Lab Specialist Note, such note shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (iii) all such Indebtedness shall be unsecured and (iii) any payment by any such Guarantor under any Guaranty shall result in a pro tanto


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reduction of the amount of any Indebtedness owed by such Guarantor to Company or to any of its Subsidiaries for whose benefit such payment is made;

            (c)   the Senior Subordinated Notes;

            (d) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries;

            (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

            (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

            (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, lessees and licensees of Company and its Subsidiaries;

            (h) guaranties by Company of Indebtedness of a Guarantor or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

            (i)   Indebtedness described in Schedule 6.1;

            (j) extensions, renewals or replacements of Indebtedness permitted under clauses (a), (c), (h), (i), (k), (l), (m) and (n) of this Section 6.1 to the extent such extensions, renewals or replacements include terms and conditions not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause shall not (A) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (B) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

            (k) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $2,000,000;

            (l) purchase money Indebtedness in an aggregate amount not to exceed at any time $10,000,000 (including any Indebtedness acquired in connection with a Permitted


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Acquisition); provided, any such Indebtedness (i) shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness and (ii) shall constitute not less than 50% of the aggregate consideration paid with respect to such asset;

            (m) Indebtedness of an Immaterial Subsidiary or Foreign Subsidiary to a Credit Party; provided that the aggregate principal amount of all such Indebtedness outstanding at any time (net of intercompany offsets made in accordance with Company's and its Subsidiaries' standard past practices) shall not exceed $4,000,000; and

            (n) upon the repayment in full of the Term Loans, other unsecured Indebtedness in an aggregate amount not to exceed $5,000,000 at any time.

      6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

            (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

            (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

            (c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or
(ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for any such contested amounts;

            (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;


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            (e)   easements, rights-of-way, restrictions, encroachments and
other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

            (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

            (g) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

            (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

            (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

            (k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

            (l)   Liens described in Schedule 6.2;

            (m) Liens securing Indebtedness permitted pursuant to Section 6.1(k) or (l); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; and

            (n) Liens that are replacements of Liens permitted under the other clauses of this Section 6.2 to the extent that the original Indebtedness is refinanced, renewed or extended in accordance with and under Section 6.1(j) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness;

            (o) other Liens on assets other than the Collateral securing Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding.

Notwithstanding the foregoing, in no event shall any Credit Party, nor shall any Credit Party permit any of its Subsidiaries to, make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.


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      6.3.  EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite
Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

      6.4. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided, that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

      6.5. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that Company may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, (ii) accelerate interest payments and pay any related premiums in connection with the conversion of the Senior Subordinated Notes, provided that the aggregate Cash paid in connection with all such payments of interest and premiums shall not exceed $4,000,000 and
(iii) make any payments to Palisade Concentrated Equity Partnership, L.P. solely to the extent required by Sections 6 and 7, respectively, of the Termination, Amendment and Consent.

      6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company,
(b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1 (k) or (l) that impose restrictions on the property so acquired, (ii) by reason of customary


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
provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

      6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

            (a)   subject to Section 6.21, Cash Equivalents;

            (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in Credit Parties;

            (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Credit Parties and their respective Subsidiaries;

            (d)   intercompany Indebtedness to the extent permitted under
Section 6.1(b) and/or 6.1(m);

            (e)   Consolidated Capital Expenditures permitted by Section 6.8(e);

            (f) loans and advances to employees of Company and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000;

            (g) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

            (h)   Investments described in Schedule 6.7;

            (i)   the Acquisition; and

            (j) other Investments in an aggregate amount not to exceed at any time $2,000,000.

      6.8.  FINANCIAL COVENANTS.

            (a)   [Reserved.]


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
            (b) Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2002, to be less than 1.25:1.00.

            (c) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2002, to exceed the correlative ratio indicated:

                  FISCAL
                  QUARTER ENDING                 LEVERAGE RATIO
                  December 31, 2002              1.5:1.0
                  March 31, 2003                 1.0:1.0
                  June 30, 2003                  1.0:1.0
                  September 30, 2003             1.0:1.0
                  December 31, 2003              1.0:1.0
                  March 31, 2004                 0.5:1.0
                  June 30, 2004                  0.5:1.0
                  September 30, 2004             0.5:1.0
                  December 31, 2004              0.5:1.0
                  March 31, 2005                 0.5:1.0
                  June 30, 2005                  0.5:1.0
                  September 30, 2005             0.5:1.0

            (d) Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA as at the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2002, for the four Fiscal Quarter period then ended to be less than the correlative amount indicated:

                  FISCAL                         CONSOLIDATED
                  QUARTER ENDING                 ADJUSTED EBITDA
                  December 31, 2002              $60,000,000
                  March 31, 2003                 $70,000,000
                  June 30, 2003                  $70,000,000
                  September 30, 2003             $70,000,000
                  December 31, 2003              $70,000,000

                  FISCAL                         CONSOLIDATED
                  QUARTER ENDING                 ADJUSTED EBITDA
                  March 31, 2004                 $70,000,000
                  June 30, 2004                  $70,000,000
                  September 30, 2004             $70,000,000
                  December 31, 2004              $70,000,000
                  March 31, 2005                 $70,000,000
                  June 30, 2005                  $70,000,000
                  September 30, 2005             $70,000,000

            (e) Maximum Consolidated Capital Expenditures. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any time period indicated below, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth below opposite such time period; provided, such amount for any time period shall be increased by an amount equal to the excess, if any (but in no event more than 50%), of such amount for the immediately preceding time period (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such immediately preceding time period:

            TIME PERIOD                            CONSOLIDATED
                                                   CAPITAL EXPENDITURES
            Closing Date through                   $4,000,000
            December 31, 2002
            Fiscal Year 2003                       $15,000,000
            Fiscal Year 2004                       $15,000,000
            January 1, 2005 through third          $11,000,000
            anniversary of Closing Date

            (f) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale shall have occurred (each, a "SUBJECT TRANSACTION"), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Company) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

For the purposes of determining compliance with the covenant set forth at
Section 6.8(d), following consummation of a Permitted Acquisition at any time after the Closing Date, each of the minimum Consolidated Adjusted EBITDA amounts set forth in Section 6.8(d) shall be increased by 100% of EBITDA of the entity or assets being acquired for the four-quarter period most recently ended prior to the consummation of such Permitted Acquisition.

      6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

            (a) any Subsidiary of Company may be merged with or into Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, in the case of such a merger, Company or such Guarantor, as applicable, shall be the continuing or surviving Person;

            (b) sales or other dispositions of assets that do not constitute Asset Sales;

            (c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $7,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value


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
thereof (determined in good faith by the board of directors (or similar governing body) of Company), (2) no less than 25% thereof shall be paid in Cash and (3) the Net Asset Sale Proceeds thereof shall be applied as required by
Section 2.13(a);

            (d)   disposals of obsolete, worn out or surplus property;

            (e) Permitted Acquisitions, the consideration for which constitutes (unless such consideration is comprised solely of Capital Stock) less than $10,000,000 in the aggregate in any Fiscal Year;

            (f)   the Acquisition; and

            (g)   Investments made in accordance with Section 6.7.

      6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries (other than Immaterial Subsidiaries), except to qualify directors if required by applicable law or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder) or to qualify directors if required by applicable law.

      6.11. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than any Credit Party or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than any Credit Party or any of its Subsidiaries) in connection with such lease.

      6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Guarantor, (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries, (c) compensation arrangements for officers and other employees of Company and its Subsidiaries entered into in the ordinary course of business and
(d) transactions described in Schedule 6.12.

      6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party or such Subsidiary on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

      6.14. USE OF PROCEEDS. Company will use the proceeds of the Term Loans only to finance a portion of the Cash portion of the purchase price to be paid in connection with the Acquisition and the proceeds of the Revolving Loans and the Letters of Credit only to finance the working capital needs and other general corporate purposes of Company and its Domestic Subsidiaries.

      6.15. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement (as amended, restated, supplemented or otherwise modified from time to time) after the Closing Date, without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

      6.16. AMENDMENTS OR WAIVERS WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof); or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

      6.17. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31.

      6.18. [RESERVED.]

      6.19. CHANGE NAME. No Credit Party shall change its name or use any name not listed on Schedule 4.31, FEIN, jurisdiction of incorporation, corporate structure or identity, or add any new fictitious name; provided, however, that a Borrower may change its name or use any name not listed on Schedule 4.31, FEIN or state of incorporation upon at least thirty (30) days prior written notice by such Credit Party to Administrative Agent of such change and so long as, at the


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
time of such written notification, such Credit Party provides any financing statements or fixture filings necessary to perfect and continue perfected Lenders' Liens.

      6.20. [RESERVED.]

      6.21. CASH; CONTROL AGREEMENTS.

            (a) Company and its Subsidiaries shall not at any time hold Cash and/or Cash Equivalents in excess of $25,000,000 in the aggregate.

            (b) Credit Parties shall enter into Control Agreements no later than thirty (30) days after the Closing Date, in form and substance reasonably satisfactory to Administrative Agent, with respect to (x) each of their respective Deposit Accounts and Securities Accounts the balance of which shall individually equal or exceed $1,000,000 at any time and (y) such Deposit Accounts and/or Securities Accounts the aggregate balances of which shall constitute at least eighty per cent (80%) of all of the Cash and Cash Equivalents held by Credit Parties in the aggregate at any time.

      6.22. [RESERVED.]

SECTION 7.  GUARANTY

      7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code) (collectively, the "GUARANTEED OBLIGATIONS").

      7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their Obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

      7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

      7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

            (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

            (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

            (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

            (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

            (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

      7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and
(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

      7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, without limitation, (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

      7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

      7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

      7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.


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      7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to
Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor, regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its Obligations, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

      7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

            (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and


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effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise; and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

      7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8.  EVENTS OF DEFAULT

      8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

            (a)   Failure to Make Payments When Due. Failure by Company to pay
(i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

            (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

            (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section
5.2 or Section 6; or

            (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any


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statement or certificate at any time given by any Credit Party or any of its
Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

            (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

            (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of such Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of such Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of such Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of such Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

            (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of such Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of such Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of such Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or


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            (h)   Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

            (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

            (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

            (k)   Change of Control. A Change of Control shall occur; or

            (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, or (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of


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the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

SECTION 9.  AGENTS

      9.1. APPOINTMENT OF AGENTS. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Collateral Agent hereunder, and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each of CSFB and Bear Stearns is hereby appointed Co-Documentation Agent hereunder, and each Lender hereby authorizes each Co-Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Syndication Agent and each Co-Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Syndication Agent, nor CSFB or Bear Stearns, in their respective capacities as Co-Documentation Agents, shall have any obligations but shall be entitled to all benefits of this Section 9.

      9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and


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under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

      9.3.  GENERAL IMMUNITY.

            (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

            (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the


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proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

      9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own Securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

      9.5.  LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

            (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            (b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan and/or a Revolving Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

      9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties,


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actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.


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      9.7.  SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

            (a) Successor Administrative Agent. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company; and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to Company, to appoint a successor Administrative Agent reasonably satisfactory to Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

            (b) Successor Collateral Agent. Collateral Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Administrative Agent, Lenders and Company; and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to Administrative Agent, to appoint a successor Collateral Agent reasonably satisfactory to Company. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent and the retiring or removed Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) authorize the filing of and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and


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obligations hereunder and under the other Credit Documents. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

      9.8.  COLLATERAL DOCUMENTS AND GUARANTY.

            (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute and/or authorize the filing of any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

            (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders, in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

SECTION 10. MISCELLANEOUS

      10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent, Issuing Bank or either Co-Documentation Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit


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Document and, in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

      10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, pursuant to the Pledge and Security Agreement, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

      10.3. INDEMNITY. (a) In addition to the payment of expenses pursuant to
Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party


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agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of any Credit Document or any agreement or instrument or transaction contemplated hereby.

            (b) To the extent permitted by applicable law, neither Company nor any of its Subsidiaries or Affiliates shall assert, and hereby waives, any claim against any Lender or any of their Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand


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hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts and Securities Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

      10.5. AMENDMENTS AND WAIVERS.

            (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

            (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination or consent shall be effective if the effect thereof would:

                  (i)   extend the scheduled final maturity of any Loan or Note;

                  (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                  (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

                  (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee payable hereunder;

                  (v)   extend the time for payment of any such interest or fee;

                  (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

                  (vii) amend, modify, terminate or waive any provision of this
      Section 10.5(b) or 10.5(c);

                  (viii) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;


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                  (ix)  release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                  (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

            (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                  (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

                  (ii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                  (iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.14 without the consent of Requisite Class Lenders of each Class that is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

                  (iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of Administrative Agent and Issuing Bank; or

                  (v)   amend, modify, terminate or waive any provision of
      Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

            (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or


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demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, such Credit Party.

      10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

            (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

                  (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

                  (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Revolving Loans or Revolving Commitments, to any such Person (except in the case of assignments made by or to GSCP) consented to by each of Company and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Company, required at


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      any time an Event of Default shall have occurred and then be continuing);
      provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of Loans of the assigning Lender).

            (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c).

            (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

            (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be, and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

            (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations


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thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and
(iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

            (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and Obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Section 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6; provided, (i) a participant shall not be entitled to receive any greater payment under Section
2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.20 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a


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Lender, provided such participant agrees to be subject to Section 2.17 as though it were a Lender.

            (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by the applicable Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

      10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit, the reimbursement of any amounts drawn thereunder and the termination hereof.

      10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.


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      10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender
shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.11. SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

      10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

      10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS,


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MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY
(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY
TO


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
ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      10.17. CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Company and its business identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

      10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

      10.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      10.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    KROLL INC.

                                    By:
                                       --------------------------
                                    Name:
                                    Title:

                                    CORPLEX, INC.
                                    CRUCIBLE, INC.
                                    FINANCIAL RESEARCH, INC.
                                    INPHOTO SURVEILLANCE, INC.
                                    KCMS, INC.
                                    KROLL ASSOCIATES INC.
                                    KROLL BACKGROUND AMERICA, INC.
                                    KROLL CRISIS MANAGEMENT GROUP, INC.
                                    KROLL ELECTRONIC RECOVERY, INC.
                                    KROLL HOLDINGS, INC.
                                    KROLL LABORATORY SPECIALISTS, INC.
                                    KROLL LINDQUIST AVEY, INC.
                                    KROLL ONTRACK, INC.
                                    KROLL SCHIFF & ASSOCIATES, INC.
                                    LABORATORY SPECIALISTS OF AMERICA, INC.
                                    L.A.M.B. ACQUISITION, INC.
                                    MIJENIX CORPORATION
                                    ONTRACK DATA RECOVERY, INC.
                                    U.S. HOLDING, INC.
                                    ZOLFO COOPER LLC
                                    ZOLFO COOPER HOLDINGS, INC.


                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Sole Lead Arranger, Sole Book Runner,
                                    Syndication Agent, Administrative Agent,
                                    Collateral Agent and a Lender

                                    By:
                                       ---------------------------
                                       Authorized Signatory

                                    BEAR STEARNS CORPORATE LENDING INC.,
                                    as Co-Documentation Agent and a Lender

                                    By:
                                       ---------------------------
                                    Name: John Kilgallon
                                    Title:  Authorized Signatory

                                    CREDIT SUISSE FIRST BOSTON, CAYMAN
                                    ISLANDS BRANCH
                                    as Co-Documentation Agent and a Lender

                                    By:
                                       ---------------------------
                                    Name:
                                    Title:



                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

APPENDIX A-1
TO CREDIT AND GUARANTY AGREEMENT


TERM LOAN COMMITMENTS

                                                                   PRO
LENDER                                   TERM LOAN COMMITMENT      RATA SHARE

GOLDMAN SACHS CREDIT PARTNERS L.P.       $41,250,000.00            55.0%

BEAR STEARNS CORPORATE LENDING, INC.     $18,750,000.00            25.0%

CREDIT SUISSE FIRST BOSTON, CAYMAN       $15,000,000.00            20.0%
ISLANDS BRANCH

               TOTAL                     $75,000,000.00            100.0%


                                 APPENDIX A-1-1

APPENDIX A-2
TO CREDIT AND GUARANTY AGREEMENT


REVOLVING COMMITMENTS

LENDER                                   REVOLVING COMMITMENT      PRO
                                                                   RATA SHARE
GOLDMAN SACHS CREDIT PARTNERS L.P.       $13,750,000.00            55.0%

BEAR STEARNS CORPORATE LENDING,          $6,250,000.00             25.0%
INC.

CREDIT SUISSE FIRST BOSTON, CAYMAN       $5,000,000.00             20.0%
ISLANDS BRANCH

             TOTAL                       $25,000,000.00            100%



                                 APPENDIX A-2-1

APPENDIX B
TO CREDIT AND GUARANTY AGREEMENT

NOTICE ADDRESSES


KROLL INC.
      900 Third Avenue
      New York, NY 10022
      Attention: Sabrina H. Perel
      Telecopier: (212)-833-3392


CORPLEX, INC.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:


CRUCIBLE, INC.
      60 Jack Ellington Road
      Fredericksburg, VA 22406
      Attention:
      Telecopier:


FINANCIAL RESEARCH, INC.
      8 Penn Center
      1628 JFK Boulevard, 16th Floor
      Philadelphia, PA 19103
      Attention:
      Telecopier:


INPHOTO SURVEILLANCE, INC.
      530 Lockport Road
      Plainfield, IL 60544
      Attention:
      Telecopier:


                                  APPENDIX B-1

KCMS, Inc.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:

KROLL ASSOCIATES INC.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:

KROLL BACKGROUND AMERICA, INC.
      1900 Church Street, Suite 400
      Nashville, TN 37203
      Attention:
      Telecopier:

KROLL CRISIS MANAGEMENT GROUP, INC.
      100 East Street, S.E., Suite 222
      Vienna, VA 22180
      Attention:
      Telecopier:

KROLL ELECTRONIC RECOVERY, INC.
      900 Third Ave
      NewYork, NY 10022
      Attention:
      Telecopier:

KROLL HOLDINGS, INC.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:

KROLL, INC.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:


                                  APPENDIX B-2

KROLL LABORATORY SPECIALISTS, INC.
      1111 Newton Street
      Gretna, LA 70053
      Attention:
      Telecopier:

KROLL LINDQUIST AVEY, INC.
      8 Penn Center, Suite 1600
      1628 JFK Boulevard
      Philadelphia, PA 19103
      Attention:
      Telecopier:

KROLL ONTRACK, INC.
      9023 Columbine Road
      Eden Prairie, MN 55347
      Attention:
      Telecopier:

KROLL SCHIFF & ASSOCIATES, INC.
      1025 Main Street
      Bastrop. TX 78602
      Attention:
      Telecopier:

LABORATORY SPECIALISTS OF AMERICA, INC.
      1111 Newton Street
      Gretna, LA 70053
      Attention:
      Telecopier:

L.A.M.B. ACQUISITION, INC.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:


                                  APPENDIX B-3

MIJENIX CORPORATION
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:

ONTRACK DATA RECOVERY, INC.
      9023 Columbine Road
      Eden Prairie, MN 55347
      Attention:
      Telecopier:

U.S. HOLDING, INC.
      900 Third Avenue
      New York, NY 10022
      Attention:
      Telecopier:

ZOLFO COOPER LLC
      101 Eisenhower Parkway
      Roseland, NJ 07068
      Attention:
      Telecopier:

ZOLFO COOPER HOLDINGS, INC.
      101 Eisenhower Parkway
      Roseland, NJ 07068
      Attention:
      Telecopier:



in each case, with a copy to:
      Kramer Levin Naftalis & Frankel, LLP
      919 Third Avenue
      New York, NY 10022
      Attention: Chatchada Chiamprasert
      Telecopier: (212) 715-8135


                                  APPENDIX B-4

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Sole Lead Arranger, Sole Bookrunner, Syndication Agent,
Administrative Agent, Collateral Agent and a Lender

      Goldman Sachs Credit Partners L.P.
      85 Broad Street
      New York, New York  10004
      Attention:  Stephen King
      Telecopier:  (212) 357-0932


with a copy to:

      Goldman Sachs Credit Partners L.P.
      85 Broad Street
      New York, New York  10004
      Attention: John Makrinos
      Telecopier:  (212) 357-4597



                                  APPENDIX B-5

BEAR STEARNS CORPORATE LENDING INC.,
as Co-Documentation Agent and a Lender

Co-Documentation Agent's Principal Office:
      383 Madison Avenue
      New York, NY 10179
      Attention: Gloria Dombrowski
      Telecopier: (212)-272-4844


with a copy to:
      383 Madison Avenue
      New York, NY 10179
      Attention: Stephen O'Keefe
      Telecopier: (212)-272-9184




                                  APPENDIX B-6

CREDIT SUISSE FIRST BOSTON, CAYMAN
ISLANDS BRANCH,
as Co-Documentation Agent and a Lender

Co-Documentation Agent's Principal Office:
      11 Madison Avenue
      New York, NY 10016
      Attention: William O'Daly
      Telecopier: (212)-743-2254





                                  APPENDIX B-7

                                 SCHEDULE 1.1(a)

                          CONSOLIDATED ADJUSTED EBITDA
                                  LTM 6/30/2002


                                 6 MONTHS 2002               LAST 6 MONTHS 2001               LAST 12 MONTHS               TOTAL
                                 -------------               ------------------               ---------------              -----
                              Kroll                           Kroll
                          Consolidated      Ontrack       Consolidated      Ontrack              Trump
                          ------------      -------       ------------      -------              -----
Operating Income
 before non-recurring
 expenses                      10,436         2,625           (553)           1,463                                      13,971

Depreciation                    5,094         1,769           3,284           1,523                                      11,670

Amortization of                   544                         1,239             802                                       2,585
 goodwill

Amortization of
 databases                                                    2,076                                                       2,076


Amortization of                                                 596                                                         596
 intangibles

Interest Income                                 339                                                                         339

                               ------         -----           -----           -----              ------                  ------
EBITDA                         16,074         4,733           6,642           3,788              31,796                  63,033
                               ------         -----           -----           -----              ------                  ------

                                 SCHEDULE 1.1(b)

                             IMMATERIAL SUBSIDIARIES


AMBB, Inc.
Blacker Italia S.r.l.
Blacker SA
Buchler Phillips Financial Consulting Limited
Buchler Phillips Consulting Limited
Concord Securities Services
Fact Finders (Asia) Limited (Isle of Man)
Fact Finders (Singapore) Pte Ltd.
448448 B.C. Ltd.
Ivex Capital Limited
Ivex Partners Limited
KAGIS LLC
Kroll Associates (South Africa)
Kroll Associates Deutschland GmbH
Kroll Associates (India) Private Ltd.
Kroll Associates International Holdings Inc.
Kroll Associates Philippines, Inc.
Kroll Associates Pte. Ltd. (Singapore)
Kroll Associates Pty Ltd.
Kroll Associates S.A. (Belgium)
Kroll Associates S.A. (Chile)
Kroll Associates SRL
KA Uruguay S.A.
Kroll Background America Corporation (Canada)
Kroll Background America of Florida, Inc.
Kroll Background UK Ltd.
Kroll Environmental Enterprises, Inc.
Kroll Government Services, Inc.
Kroll Information Services, Inc.
Kroll Lindquist Avey Limited
Kroll Municipal Services, Inc.
Kroll Restructuring, Ltd.
Kroll Security International, Inc.
Kroll Stevens Corp.
LAMB Acquisition II, Inc.
LAMBCO International Inc.
LAMB UK
National Psychopharmacology Laboratories, Inc.
964886 Ontario, Inc.
1186626 Ontario, Inc.
Ontrack France SARL
Ontrack Iberia, S.L.
Quality Facts, Inc.
Risk Co. A (Philippines)
Risk Co. B (Philippines)
Risk Company A UK Limited (UK)
Satellite Networks Corp.
600 North Pearl, Inc.
Tactrade PLC (UK)